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                                                                      EXHIBIT 23




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
AM Communications, Inc.
 and  Subsidiaries


We have issued our report dated July 19, 2002 accompanying the financial statements of Nex-Link Communications Project Services, LLC included in the Form 8-K/A of AM Communications, Inc. dated July 1, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of AM Communications, Inc. on Forms S-8 (File No. 333-32826, effective March 20, 2000, and File 333-35988, effective May 1, 2000).



Grant Thornton LLP
Philadelphia, Pennsylvania
September 16, 2002